UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 03, 2023

APTEVO THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37746	81-1567056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue Suite 1050
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 3, 2023, Aptevo Therapeutics Inc. (the “Company”) appointed Jeffrey G. Lamothe, formerly the Company’s Executive Vice President, Chief Financial Officer, to Executive Vice President, Chief Operating Officer.

Mr. Lamothe will receive an annual base salary of $470,000 and is eligible for an annual bonus target equivalent to 45% of his base salary for his personal performance and the achievement of certain key Company objectives established by the Company’s Board of Directors. Mr. Lamothe received a grant of 16,500 options and 16,500 restricted stock units on March 3, 2023 (the “Grant Date”), with such awards vesting in three equal annual installments beginning on the Grant Date and subject to the terms and provision of the Company’s 2018 Stock Incentive Plan, as amended (“Stock Plan”) and related grant agreements. In addition, Mr. Lamothe will continue to participate in the Company’s benefits program, including medical, dental and vision and 401k plan. Mr. Lamothe’s biography was included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2022 under “Executive Officers” and is incorporated herein by reference.

Also, on March 3, 2023, the Company appointed Daphne Taylor, formerly the Company’s Senior Vice President, Finance, to Senior Vice President, Chief Financial Officer.

Ms. Taylor (age 56) has served as Senior Vice President, Finance of the Company since August 2022 and served as Vice President, Finance from May 2016 through August 2022. Prior to joining the Company, Ms. Taylor was Chief Financial Officer of BioLife Solutions, a publicly traded bioproduction tools and services company, from August 2011 through February 2016. Prior to 2011, Ms. Taylor served as Chief Accounting Officer and Corporate Controller at Cardiac Science Corporation, a publicly traded medical device company and also as Corporate Controller and in other accounting roles at multiple companies including Coopers & Lybrand. Ms. Taylor holds a Bachelor of Arts from Sonoma State University and is a Licensed CPA in Washington and California.

Ms. Taylor will receive an annual base salary of $403,745 and is eligible for an annual bonus target equivalent to 40% of her base salary for her personal performance and the achievement of certain key Company objectives established by the Company’s Board of directors. Ms. Taylor received 11,000 options and 11,000 restricted stock units on the Grant Date, with such awards vesting in three equal annual installments beginning on the Grant Date and subject to the terms and provision of the Company’s Stock Plan and related grant agreements. In addition, Ms. Taylor will continue to participate in the Company’s benefits program, including medical, dental and vision and 401k plan.

There are no family relationships between either Mr. Lamothe or Ms. Taylor and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving either Mr. Lamothe or Ms. Taylor that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date:	March 7, 2023	By:	/s/ Marvin L. White
Marvin L. White President and Chief Executive Officer